Exhibit 10.1
ZILLOW, INC.
Proprietary Rights Agreement

This Proprietary Rights Agreement (the “Agreement”) is entered into and between me and Zillow, Inc., a Washington corporation, for and on behalf of Zillow, Inc. and its parents, subsidiaries, affiliates, successors, and assigns. In consideration of my offer of new or continued employment with the Company, the compensation paid to me, including but not limited to any stock, restricted stock units, or stock options which may be granted to me, and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, I agree to the following terms: Appendix A hereto contains important limitations for persons employed by the Company as interns or in-house counsel, as well as state specific modifications for employees in Arizona, California, Colorado, Nebraska, Nevada, and New York. You are encouraged to read Appendix A first so you understand which provisions of this Agreement apply to you.l
Section 1.    Definitions
1.1    “Company” means Zillow, Inc. and any and all parents, subsidiaries, affiliates, successors, and assigns, including, but not limited to, Zillow Group, Inc. and Trulia, Inc., to which I provide services (such affiliated entities are included within the term “Company” and “Zillow” herein). The parties acknowledge that the Company is currently a media advertising and technology company with a portfolio of consumer-facing mobile applications and websites, as well as advertising, software, and other products and services for real estate, rental, and mortgage professionals.
1.2    “Competing Business” means any business whose efforts involve any products or services in competition with products or services which are, during the Relationship, either (a) produced, marketed or otherwise commercially exploited by the Company (including any parent, subsidiary, or affiliate) or (b) in actual or demonstrably anticipated research or development by the Company (including any parent, subsidiary or affiliate), and as to which I have or had business-related involvement or about which I possess or received Confidential Information during the Look Back Period.
1.3    “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, business plans, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment with the Company), market research, methods of operations, techniques, personnel information, works of original authorship, intellectual property (including, but not limited to, unpublished works and undisclosed patents), photographs, negatives, digital images, software, computer programs, algorithms, tools, ideas, developments, inventions (whether or not patentable), processes, formulas, technology, designs, drawings, forecasts, strategies, marketing plans, legal affairs, finances, suppliers, clients, prospects, opportunities, contracts or assets of the Company, or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation or inspection of parts or equipment. Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved. Confidential Information also does not include information lawfully acquired by a non-management employee about wages, hours or other terms and conditions of employment when used for purposes protected by §7 of the National Labor Relations Act. For purpose of clarity, it shall still be a violation of this Agreement for a non-management employee to wrongfully compete by sharing Confidential Information with a competitor about other employees’ compensation and benefits which was obtained through the course of employment with the Company for purposes of assisting such competitor in soliciting Company employees.
1.4    “Intellectual Property” means any patent, copyright, trade secret, trademark, trade name, service mark, maskwork, original works of authorship, domain names, inventions, concepts, improvements, processes, methods, Invention, or other protected intellectual property right in any Confidential Information, whether or not patentable or registrable under copyright or similar laws, that I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the service of the Company.
1.5    “Invention” means any product, device, technique, article of manufacture, composition of matter, know-how, machine, computer program, algorithm, method, process, procedure, improvement, discovery, invention or new uses for any of the preceding items, whether or not patentable or copyrightable and whether or not reduced to practice, that (a) is within the scope of the Company’s business, research or investigations or results from or is suggested by any work performed by me for the Company and (b) is created, conceived, reduced to practice, developed, discovered, invented or made by me during the Relationship, whether solely or jointly with others, and whether or not while engaged in performing work for the Company, except as otherwise provided herein.
1.6    “Look Back Period” means the last three years of my employment or such shorter period of time as I have been employed.
1.7    “Material” means any product, prototype, model, document, diskette, tape, picture, design, recording, writing or other tangible item which contains or manifests, whether in printed, handwritten, coded, magnetic or other form, any Confidential Information, Invention or Intellectual Property.
1.8    “Person” means any individual, corporation, partnership, trust, association, governmental authority, educational institution, or other entity.
1.9    “Relationship” means the term of my employment with the Company, whether on a full-time, part-time, or consulting basis.
1.10    “Territory” will depend upon my position as follows: (i) if I am in a position where my responsibilities are not geographically limited to an assigned location or territory (such as, by way of example but not limitation, senior management positions) and where I am provided Confidential Information that is not geographically limited to an assigned location or territory (such as, by way of example but not limitation, executives, directors, and management positions), then Territory means the United States and any other countries in which the Company is doing business during the Look Back Period (including state and state-equivalents and county and county-equivalents within the United States and such other countries); (ii) if I am in a position with responsibilities and Confidential Information that are limited to an assigned territory or territories during the Look Back Period, then Territory shall be the specific geographic territory or territories assigned to me during the Look Back Period; and (iii) in the rare event that neither (i) nor (ii) apply, then the Territory is the county or counties that I performed services in or on behalf of the Company during the Look Back Period.
Section 2.    Ownership and Use
2.1    Ownership. The Company will be the exclusive owner of all Confidential Information, Inventions, Materials and Intellectual Property. To the extent applicable, all Materials will constitute “works for hire” under applicable copyright laws.
2.2    Duty to the Company. I will promptly disclose to the Company all Confidential Information, Inventions, Materials or Intellectual Property, as well as any business opportunity which comes to my attention during my Relationship with the Company and which relates to the business of the Company or which arises as a result of my employment with the Company. I will not take advantage of or divert any such opportunity for the benefit of myself or anyone else either during or after my Relationship with the Company without the prior written consent of the Company.
2.3    Assignment of Intellectual Property. I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign and transfer to the Company, or its designee, all my rights, title, interest, ownership and/or any appurtenant goodwill in and to any Intellectual Property that I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the service of the Company and that (i) are developed using the equipment, supplies, facilities or Confidential Information of the Company, (ii) result from or are suggested by work performed by me for the Company, or (iii) relate to the Company business or to the actual or demonstrably anticipated research or development of the Company. The Intellectual Property will be the sole and exclusive property of the Company. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. To the extent that any Intellectual Property is not deemed to be work made for hire, I hereby assign all my rights, title, interest, ownership and/or any appurtenant goodwill in and to such Intellectual Property to the Company, except as provided in Section 2.8.
2.4    Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Intellectual Property and any copyrights, patents, trademarks, domain names or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and other instruments that the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company and its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Intellectual Property and any copyrights, patents, trademarks, domain names or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of my Relationship with the Company. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my assistance in perfecting the rights transferred in this Agreement, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent and copyright, trademark or domain name registrations thereon with the same legal force and effect as if executed by me. The designation and appointment of the Company and its duly authorized officers and agents as my agent and attorney in fact shall be deemed to be coupled with an interest and therefore irrevocable.
2.5    Maintenance of Records. I agree to keep and maintain adequate and current written records of all inventions and Intellectual Property during the Relationship. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times. I will not contest the validity of any Intellectual Property, or aid or encourage any third party to contest the validity of any Intellectual Property of the Company.
2.6    Non-Disclosure or Use. Except as required for performance of my work for the Company or as authorized in writing by the Company, I will not (a) use, disclose, publish or distribute any Confidential Information, Inventions, Materials or Intellectual Property or (b) remove any Materials from the Company’s premises. If I have any questions about what constitutes Confidential Information I agree to contact the Company’s Legal Department prior to use, disclosure, publication, or distribution of such information. The Company and I also recognize that state law provides additional protection for statutorily defined trade secrets and this Agreement does not waive, alter, or reduce any such additional protections. Likewise, the Company and I agree that this Agreement does not alter, reduce or modify any obligations I owe to the Company under any other applicable statute or the common law. However, nothing in this Agreement prohibits me from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. I do not need the prior authorization of the Company to make any such reports or disclosures and I am not required to notify the Company that I have made such reports or disclosures. I am hereby provided notice that under the 2016 Defend Trade Secrets Act (DTSA): (1) no individual (consultant, contractor or employee) will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual (consultant, contractor or employee) who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. In the event that I file a trade secret of the Company under seal in a matter in which the Company is not a party, I agree to provide notice to the Company contemporaneously with the filing of the trade secret under seal so that the Company can take whatever additional efforts are necessary to maintain the confidentiality of the trade secret information.
2.7    Intellectual Property Retained and Licensed. I will identify on Exhibit A all original works of authorship, inventions, developments, improvements, trademarks, designs, domain names, processes, methods and trade secrets that were made by me prior to my Relationship with the Company (collectively referred to as “Prior Intellectual Property”), that belong to me, that relate to the Company’s proposed business, products or research and development, and that are not assigned to the Company hereunder; or, if no such list is attached, I represent that there is no such Prior Intellectual Property. If in the course of my Relationship with the Company, I incorporate into Company property any Prior Intellectual Property owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Intellectual Property as part of or in connection with such Company property.
2.8    Exception to Assignments. This Agreement’s assignment provisions are limited to only those inventions that can be lawfully assigned by an employee to an employer. I hereby acknowledge that I have been notified of the following laws governing the assignment of inventions: Del. Code Title 19 § 805; Ill. 765 ILCS1060/1-3, “Employees Patent Act”; N. C. Gen. Stat. Article 10A, Chp. 66, Comm. & Bus., § 66-57.1; Minn. Stat. 13A § 181.78; Kan. Stat. § 44-130; Utah Code §34-39-1 -- 34-39-3, “Employee Inventions Act”; Wash. Rev. Code, Title 49 RCW: Lab. Reg. Chp. 49.44.140. For example, if I reside in California, the assignment is limited to comply with Cal. Lab. Code § 2870 which provides: (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer.

Section 3.    Further Obligations
3.1    My execution, delivery and performance of this Agreement and the performance of my other obligations and duties to the Company will not cause any breach, default or violation of any other employment, nondisclosure, confidentiality, consulting or other agreement to which I am a party or by which I may be bound. Attached as Exhibit B is a list of all prior agreements now in effect under which I have agreed to keep information confidential or not to compete or solicit employees of any Person.
3.2    I will not use in performance of my work for the Company or disclose to the Company any trade secret, confidential or proprietary information of any prior employer or other Person if and to the extent that such use or disclosure may cause a breach, default or violation of any obligation or duty that I owe to such other Person (e.g., under any agreement or applicable law). My compliance with this paragraph, which is an essential term of my employment with the Company, will not prohibit, restrict or impair the performance of my work, obligations and duties to the Company.
3.3    I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.
Section 4.    Restrictive Covenants
4.1    Employee Non-Solicitation. In consideration for my employment with the Company and other valuable consideration, I agree that during the period of my Relationship with the Company and for a period of twelve (12) months thereafter, I will not, directly or indirectly, solicit any person who shall then be employed by the Company (as an employee or consultant) or who shall have been employed by the Company (as an employee or consultant) within the prior twelve (12) month period, on behalf of myself or any other person, firm, corporation, association or other entity, for the purpose of: (a) soliciting such employee to terminate his or her employment by the Company; or (b) encouraging such person to go to work for a Competing Business. The foregoing employee non-solicitation provision shall be limited to individuals: who are uniquely essential to the management, organization, sales, research and development, or service of the business, or similar role; with whom I am working or have worked; as to whom I have or have had supervisory responsibilities; or regarding whom I received Confidential Information, during the Look Back Period. In the event the Company loses an employee due, in whole or in part, to conduct by me that violates this Agreement prior to the issuance of injunctive relief, I shall pay the Company a sum equal to thirty percent (30%) of the annual wages of the person(s) who were improperly solicited and left the Company, based on such person’s last rate of pay with the Company. This payment shall not preclude or act as a substitute for any remedy that would otherwise be available, including but not limited to, injunctive relief to prevent further violations. Nothing herein is intended or to be construed as a prohibition against general advertising such as “help wanted” ads that are not targeted at the Company’s employees. This provision also does not preclude conduct protected by Section 7 of the National Labor Relations Act (NLRA) such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid and protection.
4.2    Customer Non-Solicitation. In consideration for my employment with the Company and other valuable consideration, I agree that, during the period of my Relationship with the Company and for a period of twelve (12) months thereafter, I will not, directly or indirectly, attempt to solicit for, divert to, appropriate to, or accept on behalf of, any Competing Business, any business from any customer or actively sought prospective customer of the Company with which I have or have had material business-related dealings, or whose dealings with the Company have been supervised by me, or about which I have acquired Confidential Information during the Look Back Period. This provision does not preclude conduct protected by Section 7 of the NLRA such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid and protection.
4.3    Non-Competition. In consideration for my employment with the Company and other valuable consideration, I agree that, during the period of my Relationship with the Company and for a period of twelve (12) months thereafter, I will not, within the Territory or for the benefit of a Competing Business’s operations within the Territory, directly or indirectly, engage in, be employed by, perform services for, participate in the ownership, management, control or operation of, or otherwise be connected with, any Competing Business, in a capacity that is the same as or similar to the capacity in which I performed services for the Company during the Look Back Period or any such other capacities that would result in the use or disclosure of Confidential Information. For purposes of this paragraph, I will not be considered to be connected with any Competing Business solely on account of: my ownership of less than five percent of the outstanding capital stock or other equity interests in any Person carrying on the Competing Business. The Company, in its sole discretion, may determine to waive the noncompetition provisions of this

Section 4.3 in whole or in part. Any such waiver shall not constitute a waiver of any noncompetition or forfeiture provisions of any other agreement between the Company and me.
4.4    Direct or Indirect Violations. I acknowledge and agree that I will be in violation of Sections 4.1, 4.2, and/or 4.3 if I engage in any or all of the activities set forth in those Sections directly as an individual on my own account, or indirectly for, through, or with assistance from, any other person or entity, whether as partner, joint venturer, employee, agent, salesperson, employee, officer, manager and/or director of any person or entity, or as an equity holder of any person or entity in which I or my spouse, child, or parent owns, directly or indirectly, any of the outstanding equity interests.
4.5    Reasonableness of Restrictions. I acknowledge and agree that, given the electronic and global nature of the environment in which the Company conducts business, a broad geographic limitation to the above restrictions is reasonable to protect the Company’s interests. I further acknowledge and agree that the length of the time periods applicable to the restrictive covenants are appropriate and reasonable, in view of the nature of the Company’s business and my employment with the Company and knowledge of its business. I acknowledge that I have carefully considered the terms of this Agreement, including the restrictive covenants contained herein, and acknowledge that if this Agreement is enforced according to its terms, I will be able to earn a reasonable living in commercial activities in locations satisfactory to me. I also acknowledge that the restrictive covenants set forth herein are a vital part of and intrinsic to the ongoing operations of the Company, in light of the nature of the business and my unique position, skills, and knowledge with and of the Company.
4.6    Tolling of Covenants. I acknowledge and agree that that if it is judicially determined that I have violated any of my obligations under Sections 4.1, 4.2, and/or 4.3, then the period applicable to each obligation that I have been determined to have violated shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals.
Section 5.    Termination of Relationship
5.1    I agree that, at the time of leaving the service of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all works of original authorship, domain names, original registration certificates, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment or other documents or property, or reproductions of any aforementioned items, and any and all Confidential Information, developed by me pursuant to my Relationship with the Company or otherwise belonging to the Company or its successors or assigns. I agree to sign and deliver the “Termination Certification” attached as Exhibit C.
5.2    At the end of my Relationship with the Company, I agree to provide the name of my new employer, if any, and consent to notification by the Company to my new employer about my rights and obligations under this Agreement in the form of Exhibit D.
Section 6.    Employment At Will
Except as provided for in this Section 6, I agree that my employment is “at will,” which means that it can be terminated at any time by the Company or by me, with or without cause and with or without notice. I agree that any promise or obligation that my employment be on any other basis than “at will” is invalid unless in writing signed by the Chief Executive Officer of the Company. I agree to abide by the Company’s rules, regulations, policies and practices as revised from time to time.
Section 7.    Miscellaneous
7.1    Survival; Subsidiaries and Affiliates. I agree that my obligations under this Agreement will survive the end of my Relationship with the Company. I understand and agree that this Agreement is executed by Zillow, Inc. on its own behalf and on behalf of each of its parents, subsidiaries, affiliates, successors, or assignees, that my obligations under this Agreement shall apply equally to each of Zillow, Inc.’s parent companies, subsidiaries, affiliates, successors, or assignees, and that such entities may enforce this Agreement in their own name as if they were parties to this Agreement.
7.2    Assignability. I understand and agree that this Agreement will be binding upon my heirs, executors, assigns, administrators, agents, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. Without limiting the foregoing, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to any of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

7.3    Injunctive Relief; Costs. I acknowledge that my obligations under this Agreement are important to the Company, and that the Company would not employ or continue to employ me without my agreement to such obligations. I also acknowledge that if I do not abide by my obligations in this Agreement, the Company will suffer immediate and irreparable harm, and that the damage to the Company will be difficult to measure and financial relief will be incomplete. Accordingly, the Company will be entitled to injunctive relief and other equitable remedies in the event of a breach by me of any obligation under this Agreement. Furthermore, no bond need be posted in conjunction with the application for, or issuance of, an injunction (which requirement I hereby specifically and expressly waive) (however, if a court or arbitrator requires a bond notwithstanding the foregoing waiver, the parties agree that $1,000 is an adequate amount of bond that need be posted). The rights and remedies of the Company under this section are in addition to all other remedies. Further, in any legal action or other proceeding in connection with this Agreement (e.g., to recover damages or other relief), the prevailing party will be entitled to recover its reasonable attorneys’ fees and other costs incurred.
7.4    Severability and Modification. This Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent (including with respect to scope, duration, territory, or terms of restrictive covenants), then I agree that (a) the court or arbitrator making such determination shall have the power to reduce or modify the scope, duration, territory, and/or terms of such provision, and to delete specific words or phrases in such provision, so that the provision is enforceable by the court or arbitrator, and such provision as amended shall be enforced by the court or arbitrator; (b) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the Company and me; and (c) that I will abide by the Agreement as modified by the court or arbitrator.
7.5    Governing Law. I acknowledge and agree that the Company has an interest in administering its agreements, plans, and programs under uniform law, and that it is fair to have all Company employees be subject to uniform laws in connection with agreements like this one. Therefore I agree that all disputes arising under or related to this Agreement or to my employment or relationship or dealings with the Company shall be governed by the laws of the State of Washington and construed in accordance therewith without giving effect to principles of conflicts of laws. I hereby irrevocably waive my rights, if any, to have the laws of any other state other than the State of Washington apply to this Agreement or my employment with the Company. Notwithstanding the foregoing, the Company and I acknowledge that the Federal Arbitration Act applies to the Mutual Agreement to Arbitrate Claims if entered into by the parties.
7.6    Venue and Personal Jurisdiction The parties acknowledge the Mutual Agreement to Arbitrate Claims entered into by the parties and the fact that the Mutual Agreement to Arbitrate Claims excludes claims for temporary equitable relief in aid of arbitration (“Temporary Injunction Proceedings”). To the maximum extent permitted by law, the parties expressly agree to submit to the exclusive jurisdiction and exclusive venue of courts located in the State of Washington, King County, for Temporary Injunction Proceedings, regardless of where I reside or where I perform services for the Company. I waive any right to have any Temporary Injunction Proceedings decided in any other jurisdiction or venue.
7.7    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged or is by order of a court of competent jurisdiction or duly-appointed arbitrator. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.
7.8    Waivers. No waiver of any breach shall be considered valid unless in writing signed by the party against whom waiver is asserted, and no waiver shall be a waiver of any subsequent breach.
7.9    Acknowledgment. I have carefully read all of the provisions of this Agreement and agree that (a) the same are necessary for the reasonable and proper protection of the Company’s business, (b) the Company has been induced to enter into and/or continue its relationship with me in reliance upon my compliance with the provisions of this Agreement, (c) every provision of this Agreement is reasonable with respect to its scope and duration, (d) I have executed this Agreement without duress or coercion from any source, and (e) I have received a copy of this Agreement.
This Agreement shall be effective as of ______________________.
(Date)

Signature

FULL NAME (print or type)

ACCEPTED:
ZILLOW, INC.

By
Its Chief Operating Officer

APPENDIX A

Interns:
If I am employed by the Company as an intern, Section 4.3 shall only apply during the period of time I am employed by the Company (and not post-employment). In addition, any applicable state specific modifications provided for below shall also apply while I am employed by the Company as an intern (and not post-employment).
Attorneys:
The parties agree that Section 4.3 shall not apply to restrict any attorney from the practice of law on behalf of any future client, subject to the applicable Rules of Professional Conduct. In addition, any applicable state specific modifications provided for below shall also apply.
[*** - Applicable state-specific information to be inserted.]

EXHIBIT A
LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

_____    No inventions or improvements
_____    Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

EXHIBIT B
The following is a list of all prior agreements with former employers or others to which I am a party in which I agreed to maintain the confidentiality of the information of, or not to compete with or solicit the employees or customers of, a third party.
_____    No Agreements
_____    See below
_____    Additional sheets attached

I hereby acknowledge and affirm that I have complied with, and will comply with, my obligations under the agreements identified in this Exhibit B, including but not limited to any confidentiality, non-compete, and non-solicit obligations I owe or owed to any former employers or others, and that I do not reasonably anticipate that my employment with Zillow, Inc. may violate any existing obligations I have under the agreements.

Signature of Employee:

Print Name of Employee:

Date:

EXHIBIT C
TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, and I have not failed to return, any Materials or other property belonging to Zillow, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).
I further certify that I have complied with all the terms of the Company’s Proprietary Rights Agreement signed by me, including the reporting of any Inventions conceived or made by me (solely or jointly with others) covered by that Agreement.
I further agree that, in compliance with the Agreement, I will not use, disclose, publish or distribute any Confidential Information, Inventions, Materials or Intellectual Property.
I will continue to be subject to written post-employment obligations that I entered into with the Company, which prohibit me from engaging in certain conduct. This prohibited conduct may (as allowed by applicable law) include, but not be limited to, restrictions on my ability to solicit employees and consultants, or to solicit customers or prospective customers of the Company, or to enter into certain types of prohibited relationships with Competing Businesses. The details of these restrictions are fully set forth in the Proprietary Rights Agreement signed by me, which I have received an additional copy of in conjunction with the termination of my employment.

Signature of Employee:

Print Name of Employee:

Date:

EXHIBIT D
NOTIFICATION TO NEW EMPLOYERS

Dear [name of new employer’s president]:
We understand that our former employee, [name of employee], has accepted employment with your company. This letter is to advise you that [name of employee] signed a Proprietary Rights Agreement with Zillow, Inc. that remains in full force and effect. At the time [name of employee] left our company, we advised [him/her] of [his/her] continuing obligations under the Agreement and [name of employee] signed a Termination Certificate affirming [his/her] obligations under the Agreement. A copy of the Termination Certificate, dated __________, 20__, is enclosed so that any conflict with these obligations can be avoided during [his/her] employment with you.
Very truly yours,

___________________________________________________
[Typed name]